UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

On2 Technologies, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On December 8, 2009, On2 Technologies, Inc. issued the following press release.

PRESS RELEASE

THREE LEADING PROXY ADVISORY FIRMS RECOMMEND
VOTING “FOR” ON2 MERGER WITH GOOGLE

CLIFTON PARK, NY - (December 8, 2009) – On2 Technologies, Inc. (NYSE Amex: ONT) today announced that three leading independent proxy advisory firms have recommended to their subscribers that On2’s stockholders vote “FOR” the company’s previously announced merger proposal with Google Inc. (Nasdaq: GOOG) and one of Google’s wholly-owned subsidiaries. RiskMetrics Group, Inc., Glass Lewis & Co., and PROXY Governance, Inc. all recommend that On2 stockholders vote to approve both the proposal to merge with a wholly-owned subsidiary of Google and the proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of the proposed merger.

RiskMetrics concluded their analysis by stating, “Given the substantial premium, the growth potential opportunity for On2 shareholders given their equity ownership in Google, and the reasonable breakup fee as a percentage of enterprise value, the merger agreement warrants shareholder support.”*

Glass Lewis expressed its belief that “On2 would have a difficult time finding a buyer willing to pay a significantly higher price than Google's offer, despite the value of On2's proprietary technology, and that the purchase price is fair….” In addition, Glass Lewis stated, “We have little concern for the financial interests tied to the merger of current On2 executives. We also view the termination fee as a low barrier for another potential buyer to step forward…we believe the proposed transaction is in the best interest of shareholders.”*

PROXY Governance concluded its report by saying, “We support this transaction because it appears to make strategic sense and place a fair value on the company based on the overall market reaction and the premium offered. We also support the board’s early and active engagement in the process.”*

The merger proposal must be adopted by the holders of a majority of the outstanding shares of On2 Common Stock as of December 3, 2009, the voting record date for the special meeting. On2 encourages all of its stockholders to vote their shares promptly by phone, internet or by mailing their proxy card prior to the special meeting date of December 18, 2009. On2’s Board of Directors recommends that stockholders vote “FOR” the adoption of the merger proposal and “FOR” the adjournment proposal.

Stockholders who require assistance in voting their shares may call On2’s proxy solicitor, Innisfree M&A, toll-free at (877) 456-3488, or internationally at +1 (412) 232-3565.

*Permission to use quotations was neither sought nor obtained.

About On2 Technologies

On2 creates advanced video compression technologies that power the video in today's leading desktop and mobile applications and devices. On2 customers include Adobe, Skype, Nokia, Infineon, Sun Microsystems, Mediatek, Sony, Brightcove, and Move Networks. On2 is also an industry leader in video transcoding software and services. On2 Technologies is headquartered in Clifton Park, New York. For more information visit www.on2.com.

Additional Information and Where to Find It

Google filed a Registration Statement with the SEC in connection with the proposed merger, which includes a Proxy Statement of On2 and also constitutes a Prospectus of Google. The definitive proxy statement/prospectus has been mailed to holders of On2 Common Stock identified as of October 20, 2009, which is the notice record date for the special meeting. The Registration Statement and the proxy statement/prospectus contain important information about Google, On2, the proposed merger and related matters. Investors and security holders are urged to read the Registration Statement and the proxy statement/prospectus (including all amendments and supplements to it) carefully. Investors and security holders may also obtain free copies of the Registration Statement and the proxy statement/prospectus and other documents filed with the SEC by Google and On2 through the web site maintained by the SEC at www.sec.gov and by contacting Google Investor Relations at +1-650-253-7663 or On2 Investor Relations at +1-518-881-4299. In addition, investors and security holders can obtain free copies of the documents filed with the SEC on Google's website at investor.google.com and on On2's website at www.on2.com.

Forward-Looking Statements

Information set forth in this communication contains forward-looking statements, which involve a number of risks and uncertainties. All statements included in this communication, other than statements of historical fact, that address activities, events or developments that On2 expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements represent On2's reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause actual outcomes and/or On2's financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "believe," "expect," "will," "anticipate," "should," "plans" and other words of similar meaning. On2 cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Investors should not rely on forward-looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from On2's expectation. Risks and uncertainties include, among others: the extent to which On2 will continue to incur operating losses in the future; the risk that the conditions to merger set forth in the agreement and plan of merger will not be satisfied and the transaction will not be consummated; uncertainties as to the timing of the merger; uncertainties as to whether holders of On2 Common Stock will approve the merger proposal at the On2 special meeting; changes in On2's business during the period between now and the effective time of the merger that could cause a condition to closing not to be satisfied; as well as other factors detailed in On2's and Google's filings with the SEC, including the definitive proxy statement/prospectus, and subsequent SEC filings.

Additional information concerning risk factors is contained from time to time in On2's SEC filings. On2 expressly disclaims any obligation to update the information included herein are not exhaustive.

Investor Contact:
Garo Toomajanian
invest@on2.com
Phone: +1 518 881 4299